UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On July 13, 2021, Frank Ng resigned as Chief Executive Officer of Allied Esports Entertainment, Inc. (the “Company”), effective immediately. In connection with his resignation, the Company entered into a Release and Separation Agreement with Mr. Ng (the “Release”) pursuant to which, among other things, Mr, Ng. has agreed to provide reasonable assistance to the Company as requested in connection with the Company’s esports division, Mr. Ng and the Company released each other from any and all claims each may have against the other (subject to certain exclusions), and the Company agreed to provide Mr. Ng with certain separation benefits, including $400,000 (gross) in severance pay payable over a twelve-month period, accelerated vesting of all unvested stock options previously granted to Mr. Ng pursuant to an Option Agreement dated effective November 21, 2019, and accelerated vesting of all unvested shares of restricted stock previously granted to Mr. Ng pursuant to an Executive Restricted Stock Agreement dated August 7, 2020.

In addition, the Release provides for an amendment to the terms of the restricted stock units previously granted to Mr. Ng. pursuant to a Restricted Stock Unit Agreement dated effective January 19, 2021, as amended (the “RSU Agreement”). Under the RSU Agreement, Mr. Ng was entitled to receive $1,000,000 (the “Stated Amount”) upon the earlier of July 12, 2023 (which is the two-year anniversary of the closing date of the Company’s recent sale of Club Services, Inc.), or the termination of Mr. Ng’s employment without cause (as applicable, the “Vesting Date”). At the time of payment, the Company may elect to pay Stated Amount in cash or shares of common stock, or any combination thereof. As amended, the Vesting Date will be deemed to have occurred, and Mr. Ng will be entitled to the payment of the Stated Value prior to July 12, 2023, upon an earlier sale of substantially all of the assets or equity interests comprising the Company’s esports division, as determined in the reasonable discretion of the Company’s Board of Directors; provided that Mr. Ng provides consulting services to the Company through the Vesting Date and no “separation from service,” as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), occurs prior to such Vesting Date.

The Release contains a provision allowing us to reduce the amount of payments, consideration, compensation and benefits provided for in Release and under all other plans, arrangements and agreements applicable to Mr. Ng to the extent needed for Mr. Ng to avoid paying an excise tax under Code Section 280G, unless Mr. Ng is better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

The Release also contains a customary mutual non-disparagement provision.

The foregoing description of the material terms of the Release is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Executive Officer, President and General Counsel

On July 13, 2021, the Company appointed Libing (Claire) Wu as its Chief Executive Officer, President and General Counsel, effective immediately. Ms. Wu has served as a member of the Company’s Board of Directors since May 6, 2021. Prior to accepting her new position with the Company, Ms. Wu was the Vice President and General Counsel of Asia Pacific Capital, Inc., as well as a New York attorney serving as Senior Counsel at the New York law firm Davidoff Hutcher& Citron LLP. Ms. Wu has over 15 years of experience focusing on corporate and securities laws, and has extensive legal and business experience in cross-border transactions, U.S. securities regulation, mergers and acquisitions, capital market transactions, as well as corporate strategic and structuring. Ms. Wu is a graduate of New York University School of Law and China University of Political Science and Law, having earned a Master of Laws in Corporate Law at both institutions. Ms. Wu received a Bachelor of Science Degree in International Economics from Nankai University in Tianjin, China, and an Advanced Professional Certificate in Law and Business from New York University Leonard N. Stern School of Business.

In connection with her appointment as Chief Executive Officer, the Company entered into an employment agreement with Ms. Wu that provides for, among other things, payment to Ms. Wu of an annual base salary equal to $500,000, subject to cost-of-living adjustments applicable to Company employee salaries form time to time. Ms. Wu will be eligible to receive an annual incentive bonus of up to 60% of her annual salary, determined at the discretion of the Board of Directors and subject to the attainment of certain Board objectives. Ms. Wu received a $200,000 bonus payable upon commencement of her employment. Also upon commencement of her employment, Ms. Wu was granted 80,000 shares of common stock of the Company which are subject to transfer and forfeiture restrictions that are scheduled to lapse in their entirety on August 16, 2022, and options to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $2.21 per share that are scheduled to vest in four equal annual installments commencing on the one year anniversary of the grant date. The restricted stock and stock option grants were made under the Company’s 2019 Equity Incentive Plan. Ms. Wu will also be eligible to participate in the standard employee benefit plans generally available to executive employees of the Company.

Under her employment agreement, if Ms. Wu’s employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), or Ms. Wu resigns as an employee of the Company for Good Reason (as defined in the employment agreement), so long as she has signed and has not revoked a release agreement, she will be entitled to receive severance in the form of continued base salary payments over a period of 18 months, and the vesting of all of her stock options and restricted stock grants will automatically accelerate.

If payments or benefits provided by the Company to Ms. Wu pursuant to her employment agreement constitute “parachute payments” within the meaning of Section 280G of the Code that would be subject to the excise tax imposed under Section 4999 of the Code (collectively, the “Excise Tax”), the parachute payments will be reduced to an amount such that the aggregate of the parachute payments does not exceed 2.99 times the “base amount,” as defined in Code Section 280G.

The employment agreement provides that that the Company will use its commercially reasonable efforts to cause Ms. Wu to be elected as a member of the Board of Director throughout her term of employment.

The foregoing description of the material terms of the employment agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A press release announcing the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Release and Separation Agreement dated July 13, 2021 by and between Allied Esports Entertainment, Inc. and Frank Ng
10.2	Employment Agreement dated July 13, 2021 by and between Allied Esports Entertainment, Inc. and Libing (Claire) Wu
99.1	Company Press Release dated July 13, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung, Chief Financial Officer

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